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The Board of Directors
Talus Solutions, Inc. and subsidiary:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG  LLP
Atlanta, Georgia
October 18, 2002